Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Integra Bank Corporation on Form S-8 of our report, dated March 4, 2009, on the consolidated financial statements of Integra Bank Corporation and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Integra Bank Corporation for the year ended December 31, 2008.
/s/ Crowe Horwath LLP
Louisville, Kentucky
June 5, 2009